Exhibit 10.2

People investing in people.

JONATHAN G. SLOANE

President & Chief Operating Officer

(781) 393-4140

April 6, 1999

JGS/99/243

Mr. David Woonton

29 Pinehurst Drive

Boxford, MA 01921

Dear David:

It is my pleasure to extend to you the following conditional offer of employment to join us at Century Bank.

TITLE:

Executive Vice President and Senior Lender (Member of Management Committee)

COMPENSATION:

$180,000 with a discretionary salary review in January, 2000.

INCENTIVE COMPENSATION PLAN:

Immediate entry into plan on a pro rata basis for 1999.

VACATION:

Two (2) weeks paid in 1999, four (4) weeks paid in 2000.

SERP PLAN:

Participation based upon the standard vesting schedule as a member of the Executive Management Team category.

STOCK OPTIONS:

A recommendation to grant you 10,000 shares will be put to a vote at the Year 2000 Stockholders’ Meeting. Based upon stockholder approval, a vesting schedule will be determined at that time.

Century Bank and Trust Company • 400 Mystic Avenue, Medford, Massachusetts 02155-6316 • (781) 391-4000

www.century-bank.com

e-mail: info@century-bank.com

GENERAL BENEFITS:

General benefit plans include medical, dental, life and long term disability insurance, 401K and pension. Eligibility for medical, dental and life insurance shall occur as of the first of the month following hire. All other programs are subject to policy waiting periods.

CHANGE OF CONTROL CLAUSE:

Two (2) years’ severance pay will be granted upon change of control (at your option).

David, this offer demonstrates our sincere interest in having you join Century. However, please be aware that this letter should not be construed as an employment contract since employment at Century is “at will”.

It is our understanding that your employment with Century will begin no later than April 26, 1999. Please advise us of your actual starting date so that I may arrange your orientation meeting. Also, please feel free to contact Yasmin Whipple at 781-393-4627 if you have any questions regarding benefit matters.

Please acknowledge below your acceptance of the above, subject to Century’s completion of its due diligence review, and return an original copy to my attention.

We look forward to your joining us.